Exhibit 99.1

CDII Trading Subsidiary of China Direct Industries Completes Shipment of 20,000 Metric Tons of Iron Ore from Mexico

Sees further expansion of shipments in the coming quarters

Deerfield Beach, FL – May 17, 2011 - China Direct Industries, Inc. ("China Direct Industries") (NASDAQ:CDII), a U.S. based holding company with operations in China and the U.S. focusing on pure magnesium production, distribution of basic materials and metal ores, and cross-border corporate advisory services, announced today that its wholly owned subsidiary CDII Trading, Inc. completed a shipment of approximately 20,000 metric tons of iron ore from its Mexican supplier to a major European industrial trading company for the China market.

This shipment is part of CDII Trading’s ongoing agreement with its Mexican supplier. Management of CDII Trading expects to deliver additional shipments of iron ore from its Mexican supplier to its European industrial trading buyer for the China market throughout the remainder of fiscal 2011. In addition, management anticipates deliveries of iron ore from its Bolivian supplier to this same European buyer to begin in the third quarter of fiscal 2011.  Upon the completion of the initial shipment from Bolivia, management expects to develop a recurring delivery schedule from both countries into the China market and is making preparations to also ship iron ore from Chile sometime before the end of fiscal 2011.

Commenting on the shipment, Seth Berkowitz, Vice President of International Sales of CDII Trading, stated, “We are excited to have completed this shipment in our ongoing relationship with our distribution partners.  We are confident that we have now laid the foundation, through careful preparation in our Mexican and South American locations, to continue deliveries of product into the China marketplace.  We look forward to increasing the volume and frequency of shipments as we expand this business in the coming quarters.”

About China Direct Industries, Inc.

China Direct Industries, Inc. (NASDAQ: CDII), is a U.S. based holding company with operations in China and the U.S. focusing on pure magnesium production, distribution of basic materials and metal ores, and cross border corporate advisory services. Headquartered in Deerfield Beach, Florida with corporate offices in Shanghai, China Direct Industries’ unique infrastructure provides a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets.  For more information about China Direct Industries, please visit http://www.cdii.net.  For more information about CDII Trading, Inc., please visit http://www.cdiitrading.com.

Disclosure Notice:

In connection with the safe harbour provisions of the Private Securities Litigation Reform Act of 1995, China Direct Industries, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “believes” and “projects”) may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations regarding our ability to complete expected shipments of iron ore in our trading business.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

Contact Information:

China Direct Industries, Inc.

Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-China-57
Email: richard.galterio@cdii.net
lillian.wong@cdii.net

CDII Trading, Inc.

Product Inquiries:
Ross Friedman
E-mail: info@cdiitrading.com
U.S. Tel: +1(954)363-7334
China Tel: +86 (21) 5466-0916